WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (“Amendment”) is made as of this 11th day of April, 2008 by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”) and the undersigned holders of warrants to purchase 7,500,000 shares of the Company’s common stock dated May 2, 2007 (the “Series B Warrants”) issued pursuant a certain Securities Purchase Agreement, dated as of April 12, 2007, by and among the Corporation and the Investors signatory thereto (as amended on May 2, 2007, the “Series B Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Series B Warrants.

WHEREAS, pursuant to Section 21 of the Series B Warrants, the Series B Warrants may amended with the written consent of the Company and the Requisite Holders (as such term is defined in the Series B Purchase Agreement) and any such amendment shall apply to all of the Series B Warrants; and

WHEREAS, the Company and the undersigned holders of Series B Warrants, which holders include the Requisite Holders, desire to amend the Series B Warrants;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Series B Warrants are hereby amended as follows:

1) The Expiration Date, as defined in Paragraph 1, is hereby changed to April 11, 2013 from May 2, 2012.

2)  The Warrant Price, as defined in Paragraph 1 is hereby reduced to $0.65 from $1.25.

3)  Section 7 is amended and restated as follows:

Section 7. Reservation of Common Stock. The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, 100% of the number of shares issuable upon exercise of the rights of purchase represented by this Warrant. The Corporation agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

4)  Section 15 is amended and restated as follows:

Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated April 11, 2008, by and between the Warrantholders and the Corporation, and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement.

5)  Section 19 is hereby amended by deleting the first sentence thereof and replacing it with the following:

Cashless Exercise. If, at any time after the six-month anniversary of the Original Issue Date, there is no effective registration statement covering all or any part of the Warrant Shares filed under the Securities Act, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired upon exercise hereof, shares of Common Stock equal to the value of this Warrant or any portion hereof being exercised pursuant to this Section 19 by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Corporation.

6) Section 20 is amended and restated as follows:

Section 20. Redemption. If the registration statement covering the resale of all of the Warrant Shares underlying all of the Warrants is declared effective by the SEC, and is then effective, and the daily VWAP of the Common Stock for twenty (20) consecutive trading days exceeds $2.50 per share (subject to appropriate adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization affecting the Common Stock), and the Company has provided the Warrantholder notice that this redemption provision of this Warrant has been triggered, then Warrantholders shall have up to thirty (30) days to exercise this Warrant in accordance with Section 3 at the Warrant Price then in effect. On and after the thirty-first day, this Warrant, to the extent unexercised, shall no longer be exercisable and shall be converted into a right to receive $.01 per share for the number of shares for which the Warrant had been exercisable at the end of the thirtieth day.

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IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment Agreement or caused its duly authorized officers to execute this Warrant Amendment Agreement as of the date first above written.

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name:	Harry S. Palmin
Title:	President and CEO

WARRANTHOLDERS

Xmark Opportunity Fund, Ltd.		Caduceus Capital Master Fund Limited
Xmark Opportunity Fund, L.P.		Caduceus Capital II, L.P.
Xmark JV Investment Partners, LLC		UBS Eucalyptus Fund, L.L.C.
PW Eucalyptus Fund, Ltd.

By:	/s/ Mitchell D. Kaye	By:	/s/ Samuel D. Isaly
Name:	Mitchell D. Kaye	Name:	Samuel D. Isaly
Title:	Authorized Signatory	Title:	Managing Partner, Orbimed Advisors

Knoll Capital Fund II Master Fund, Ltd.		Hunt-BioVentures, L.P.
Europa International, Inc.		By : HBV GP, L.L.C, its General Partner

By:	/s/ Fred Knoll	By:	/s/ J. Fulton Murray, IIII
Name:	Fred Knoll	Name:	J. Fulton Murray, III
Title:	Portfolio Manager	Title:	Manager